NEWS RELEASE                                                            AEROFLEX



                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
Leonard Borow
President and Chief Operating Officer
(516) 694-6700

                                    AEROFLEX
                 REPORTS RECORD FIRST QUARTER SALES AND EARNINGS

PLAINVIEW,  NEW YORK, November 2, 2006 -- Aeroflex  Incorporated (Nasdaq Symbol:
ARXX), today announced operating results for its fiscal 2007 first quarter which ended September 30, 2006.

                                            Quarter Ended September 30,
                                        ------------------------------------
                                           2006         2005      % Increase
                                        ----------    ----------  ----------

       Sales (in millions)              $    136.8     $   125.6          9%
                                        ==========    ==========  ==========
       Diluted earnings per share
            GAAP                        $     0.09    $     0.06         50%
                                        ==========    ==========  ==========
            Pro forma                   $     0.13    $     0.11         18%
                                        ==========    ==========  ==========

Pro forma gross profit margins were 46.6%, compared to 47.8% last year and pro forma operating income of $15.6 million increased 13% compared to last year. The pro forma gross margin comparison is negatively affected by a "tough comp" due to a highly profitable satellite related shipment in last year's first quarter. The first quarter pro forma results exclude the following items from net income per diluted share:

                                                Quarter Ended September 30,
                                                ----------------------------
                                                    2006             2005
                                                -------------     ----------

        Acquisition-related items:
            Amortization of intangibles         $        0.03     $     0.03
            Adjustments to inventory                       --           0.01
        Share based compensation                         0.01           0.01
                                                -------------     ----------
            Total EPS impact                    $        0.04     $     0.05
                                                =============     ==========

On a GAAP basis, gross profit margins for the fiscal 2007 first quarter were 46.6% compared to 46.9% last year. Operating income for the fiscal 2007 first quarter increased 57% compared to last year. Net income for the fiscal 2007 first quarter amounted to $7.2 million, or $0.09 per diluted share, compared with $4.5 million, or $0.06 per diluted share, last year representing a per share increase of 50%. The quarterly results were impacted by:

o a $940,000 ($601,000 after tax or $0.01 per share) charge for share based compensation in fiscal 2007, compared to $2.0 million ( $1.3 million after tax or $0.01 per share) in fiscal 2006;

o a $3.2 million ($2.1 million after tax or $0.03 per share) charge for amortization of acquired intangibles in fiscal 2007, compared to $3.5 million ($2.2 million after tax or $0.03 per share) in fiscal 2006;

o a $100,000 ($64,000 after tax or $0.00 per share) charge in fiscal 2007 for restructuring costs (for which there was no comparable expense in the prior year); and

o a fiscal 2006 charge of $1.1 million ($685,000 after tax or $0.01 per share) for acquisition related inventory adjustments (for which there was no comparable item in the current fiscal year).

Operating cash flow for the current quarter was approximately $13 million. During the first quarter, approximately 1.8 million shares of our common stock were repurchased for $17.2 million, leaving approximately 1.2 million shares to be repurchased under the Board's most recent authorization. In October 2006, $9.2 million was paid in a final determination of the Racal acquisition earn-out. This amount has been added to goodwill as of September 30, 2006.

"Our first quarter performance positions us well for another solid year," said Len Borow, President and Chief Operating Officer. "Organic sales growth was 9% and the $0.13 pro forma EPS represented an 18% increase over last year. Both segments of our business performed well as the quarterly book-to-bill ratio was
1.10 to 1.0. We head into the remainder of the fiscal year with a record backlog of $254 million."

Our estimate of operating results for the December 2006 quarter is as follows:

o     net sales are expected to be approximately $145 to $146 million; and

o pro forma earnings per diluted share are anticipated to be $0.16. Pro forma earnings exclude estimated amortization of acquired intangibles and share based compensation of a combined $.04 per diluted share. GAAP net income per diluted share is anticipated to be $.012.

Our conference call discussing first quarter results is scheduled for 8:30 a.m. (New York time) on November 3, 2006 and can be accessed by dialing 866-800-8651 in the United States and by dialing 617-614-2704 outside of the United States. The participant passcode is 40742023. There will be a replay of the conference call beginning one hour after the call's conclusion and will be available for one week. The replay can be accessed by dialing 888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 97719311. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be archived on that site for one year. In conjunction with this conference call, the Company has also posted on its website certain financial information related to its first quarter results.

About Aeroflex

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the integration of acquired businesses, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties, general economic conditions, and other risk factors disclosed in Aeroflex's most recently filed Form 10-K. Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company's management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's operating performance. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of Reported GAAP Results to Pro Forma Net Income, presented in this release.

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands, except per share data)

                                                                 September 30,    June 30,
                                                                      2006          2006
                                                                 ------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                                     $     14,741   $     10,387
   Marketable securities                                               16,271         28,332
   Accounts receivable, less allowance for
        doubtful accounts                                             117,127        120,296
   Inventories                                                        137,366        133,420
   Deferred income taxes                                               24,770         24,732
   Prepaid expenses and other current assets                           10,008         11,187
                                                                 ------------   ------------
       Total current assets                                           320,283        328,354

Property, plant and equipment, net                                     77,733         77,940
Other assets                                                           15,968         14,276
Intangible assets with definite lives, net                             51,330         54,215
Goodwill                                                              173,300        163,237
                                                                 ------------   ------------
        Total assets                                             $    638,614   $    638,022
                                                                 ============   =-==-=======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                             $        607   $        607
   Accounts payable                                                    34,621         37,832
   Advance payments by customers                                       21,472         21,128
   Income taxes payable                                                 9,281          9,162
   Accrued payroll expenses                                            19,268         17,440
   Accrued expenses and other current liabilities                      42,826         33,046
                                                                 ------------   ------------
        Total current liabilities                                     128,075        119,215

Long-term debt                                                          3,488          3,558
Deferred income taxes                                                   3,340          4,631
Other long-term liabilities                                            22,991         22,948
                                                                 ------------   ------------
       Total liabilities                                              157,894        150,352
                                                                 ------------   ------------

Stockholders' equity:
   Preferred Stock, par value $.10 per share; authorized 1,000 shares:
         Series A Junior Participating Preferred
         Stock, par value $.10 per share,
          authorized 110; none issued                                      --             --
   Common Stock, par value $.10 per share;
          authorized 110,000 shares; issued
          73,523 and 75,270 shares                                      7,352          7,527
   Additional paid-in capital                                         368,756        384,870
   Accumulated other comprehensive income                              15,648         13,468
   Retained earnings                                                   88,964         81,805
                                                                 ------------   ------------
        Total stockholders' equity                                    480,720        487,670
                                                                 ------------   ------------
        Total liabilities and stockholders' equity               $    638,614   $    638,022
                                                                 =====----===   ============

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
               UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
                      (In thousands, except per share data)

                                                        For the Quarter Ended
                                           9/30/06      9/30/06      9/30/05      9/30/05
                                          ---------    ---------    ---------    ---------
                                            (GAAP)    (Pro forma)     (GAAP)    (Pro forma)

Net sales                                 $ 136,835    $ 136,835    $ 125,648    $ 125,648
   Cost of sales                             73,081       73,018       66,722       65,555
                                          ---------    ---------    ---------    ---------
Gross profit                                 63,754       63,817       58,926       60,093
   Selling, general and administrative
      expenses                               31,400       30,493       30,251       28,424
   Research and development costs            17,748       17,678       17,964       17,856
   Amortization of acquired intangibles       3,237           --        3,457           --
                                          ---------    ---------    ---------    ---------
Operating income                             11,369       15,646        7,254       13,813
    Interest and other income
       (expense), net                          (182)        (182)         (69)         (69)
                                          ---------    ---------    ---------    ---------

Income before income taxes                   11,187       15,464        7,185       13,744
    Provision for income taxes                4,028        5,568        2,658        5,084
                                          ---------    ---------    ---------    ---------
Net income                                $   7,159    $   9,896    $   4,527    $   8,660
                                          =========    =========    =========    =========

Net income per common share:
       Basic                              $    0.10    $    0.13    $    0.06    $    0.12
                                          =========    =========    =========    =========
       Diluted                            $    0.09    $    0.13    $    0.06    $    0.11
                                          =========    =========    =========    =========


Weighted average number of shares
   Outstanding - Basic                       74,736       74,736       74,758       74,758
                                          =========    =========    =========    =========
               - Diluted                     75,984       75,984       75,699       75,699
                                          =========    =========    =========    =========

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
              RECONCILIATION OF REPORTED GAAP RESULTS TO PRO FORMA
                             NET INCOME (Unaudited)
                      (In thousands, except per share data)

                                               For the Quarter Ended
                                               ------------------------
                                                9/30/06     9/30/05
                                               --------    ---------

GAAP net income                                $  7,159    $  4,527

Pro forma adjustments:

    Share based compensation                        940       2,014
    Amortization of acquired
        intangible assets                         3,237       3,457

    Restructuring costs                             100          --

    Acquisition related inventory adjustment         --       1,088
    Income tax benefit                           (1,540)     (2,426)
                                               --------    --------

Pro forma net income                           $  9,896    $  8,660
                                               ========    ========


Net income per common share:
  Basic

    GAAP net income, after tax                 $   0.10    $   0.06

    Pro forma adjustments, net of tax              0.03        0.06
                                               --------    --------


    Pro forma net income, after tax            $   0.13    $   0.12
                                               ========    ========


  Diluted

    GAAP net income, after tax                 $   0.09    $   0.06

    Pro forma adjustments, net of tax              0.04        0.05
                                               --------    --------


    Pro forma net income, after tax            $   0.13    $   0.11
                                               ========    ========


Weighted average number of shares
     outstanding - Basic                         74,736      74,758
                                               ========    ========
                 - Diluted                       75,984      75,699
                                               ========    ========